                                                                  Exhibit 10.7A

                          CERTIFICATE OF DESIGNATION

                                      of

                          READING ENTERTAINMENT, INC.

                               Setting Forth The

                   VOTING POWERS, DESIGNATIONS, PREFERENCES,

                 LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS

                                      of

            SERIES A VOTING CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                      and

            SERIES B VOTING CUMULATIVE CONVERTIBLE PREFERRED STOCK

         (Pursuant to Section 78.1955 of the Nevada Revised Statutes)

                 ---------------------------------------------

     Pursuant to Section 78.1955 of the Nevada Revised Statutes ("NRS"), the undersigned, being the President and Secretary, respectively, of Reading Entertainment, Inc., a Nevada corporation (the "Corporation"), hereby certify that (a) the following resolution was duly adopted on November 19, 1999, by the Board of Directors (the "Board"), for the purposes of establishing two separate series of the Corporation's authorized preferred stock, $.001 par value ("Preferred Stock"), designated as Series A Voting Cumulative Convertible Preferred Stock and Series B Voting Cumulative Convertible Preferred Stock and fixing the relative rights and preferences of such series of such Preferred Stock, and (b) such resolution has not been subsequently modified or rescinded:

     RESOLVED, that in accordance with the provisions of Article Fourth of the Articles of Incorporation of the Corporation, two series of Preferred Stock be, and hereby are, created, and the voting powers, designations, preferences, limitations, restrictions and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, be, and hereby are, as follows:

1.   DESIGNATIONS AND NUMBERS OF SHARES

     Seventy thousand (70,000) shares of the Preferred Stock of the Corporation are hereby constituted as a series of Preferred Stock, $.001 par value per share, and designated as "Series A Voting Cumulative Convertible Preferred Stock" (hereinafter called the "Series A Stock") and five hundred fifty thousand (550,000) shares of the Preferred Stock of the Corporation are hereby constituted as a series of Preferred Stock, $.001 par value per share, and designated as "Series B Voting Cumulative Convertible Preferred Stock" (hereinafter called the "Series B Stock;" the

Series A Stock and the Series B Stock are hereinafter collectively called the "Convertible Preferred Stock").

2.   LIQUIDATION

     Upon any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (a "Liquidation"), the holder of each share of each series of Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of common stock of the Corporation ("Common Stock") or to the holders of other stock of the Corporation that ranks junior to such series of Convertible Preferred Stock in respect to distributions upon a Liquidation of the Corporation ("Junior Stock"), an amount equal to $100 per share (the "Stated Value"), plus an amount equal to all dividends (whether or not declared or due) accrued and unpaid on such share on the date fixed for distribution of assets of the Corporation to the holders of the Convertible Preferred Stock. The Series B Stock shall rank junior to the Series A Stock in right to distributions on a Liquidation and shall be "Junior Stock" with respect to the Series A Stock. Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities or any other property, shall be considered a Liquidation. Written notice of any Liquidation shall be given to the holders of the Convertible Preferred Stock not less than thirty days prior to any payment date stated therein.

3.   DIVIDENDS

     3.1. The holders of Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors and to the extent permitted in the NRS, but only out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of $6.50 per each share of Series A Stock, and at the annual rate of $6.50 per each share of Series B Stock (plus the amounts specified in Section 3.3 hereof) ("Regular Dividends"), in each case before any dividends or other distributions (other than dividends in Common Stock or any other stock which ranks junior in respect to such series of the Convertible Preferred Stock in respect to dividends) are paid to the holders of the Common Stock or any other stock which is Junior Stock with respect to such series. The Series B Stock shall rank junior to the Series A Stock in right to dividends and shall be "Junior Stock" with respect to the Series A Stock. Such dividends shall accumulate on each share from the date of its original issuance and from day to day and shall be payable (subject to declaration by the Board of Directors and to the extent permitted by the NRS and the existence of funds legally available for the payment of such dividends) in equal quarterly installments on the last day of March, June, September and December of each year (except that, if such date is not a business day, the dividend shall be payable on the first immediately succeeding business day); provided, however, that the initial quarterly dividend payment payable on any share of Convertible Preferred Stock shall be the amount specified in Section 3.3 hereof plus an amount equal to the product determined by multiplying the Regular Dividend for a quarter by a fraction, the numerator of which is the number of days from (but not including) the date of issuance of such share to the end of the dividend quarter during which such share of

Convertible Preferred Stock is issued and the denominator of which is the total number of days in such dividend quarter.

     3.2. Dividends at the rate specified in Section 3.1 hereof shall accumulate whether or not they have been declared and whether or not the funds are legally available for the payment of dividends.

     3.3. Regular Dividends for the initial quarter on any share of Convertible Preferred Stock shall include any dividends which, as of the Effective Date (as that term is defined in that certain Agreement and Plan of Merger dated November 19, 1999, by and between the Corporation and Reading Entertainment, Inc., a Delaware corporation ("REI-Delaware"), whereby the parties agreed to merge REI-Delaware with and into the Corporation) were accrued and unpaid on the share of preferred stock of REI-Delaware which was converted into such share of Convertible Preferred Stock in such merger.

     3.4. To the extent any dividends on the Convertible Preferred Stock accumulate and are in arrears, such dividend shall not bear interest.

4.   CONVERSION RIGHTS

     4.1. (a) Shares of Series A Stock may be converted, at the option of the holder thereof, in whole or in part, upon delivery of a certificate representing such shares to the Corporation, together with a notice specifying the number of shares to be converted (the date of such delivery, or of delivery of shares of Series B Stock on conversion thereof as hereinafter provided, is hereinafter referred to as the "Conversion Date" (i) at any time after the date which is 18 months after October 15, 1996 (the date of the original issuance of shares of Series A Voting Cumulative Convertible Preferred Stock and Series B Voting Cumulative Convertible Preferred Stock (the "REI-Delaware Preferred Stock") of REI-Delaware) (the "Original Issue Date"), or (ii) at any time prior to the later of (A) the 90th day after the earliest event constituting a Change in Control (as hereinafter defined) or (B) the 30th day after the consummation of the transaction the announcement of which constituted such Change in Control (the period from the date of such Change in Control to the later of such 90th or 30th day being the "Change in Control Period"). A "Change in Control" shall mean the occurrence of either of the following events: (x) any person, entity or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) other than Craig Corporation, a Delaware corporation, and its successors and affiliates (collectively, "Craig"), shall publicly announce or disclose having entered into a transaction as a result of which such person, entity or group would acquire beneficial ownership of 50% or more of the outstanding Common Stock or securities entitling such person, entity or group to cast 50% or more of the votes entitled to be cast at any regular election of directors of the Corporation (where "affiliate" of a person means a person directly or indirectly controlling, controlled by or under common control with such person and "control" means the power to direct the affairs of such person by reason of ownership of voting securities, contract or otherwise) or (y) the directors of the Corporation as of the Original Issue Date (the "Current Directors") and any future directors (the "Continuing Directors") elected or nominated by a majority of the Current Directors or Continuing Directors cease to constitute a majority of the Board of Directors.

           (b) Shares of Series B Stock may be converted, at the option of the holder thereof, in whole or in part, upon delivery of a certificate representing such shares to the Corporation, together with a notice specifying the number of shares to be converted, at any time after the date which is 18 months after the Original Issue Date.

           (c) Notwithstanding the foregoing, a holder of shares of Convertible Preferred Stock may not convert any shares of Convertible Preferred Stock that have been called for redemption after 5:00 p.m. Los Angeles, California, time, on the date for such redemption.

     4.2. Each share of Series A Stock shall be convertible into shares of the Corporation's Common Stock at a conversion price of $11.50 per share (as adjusted, the "Series A Conversion Price"), subject to certain adjustments as described below; and each share of Series B Stock shall be convertible into shares of the Corporation's Common Stock at a conversion price of $12.25 per share (as adjusted, the "Series B Conversion Price;" the Series A Conversion Price and the Series B Conversion Price are each hereinafter referred to as a "Conversion Price"), subject to certain adjustments as described below. The number of shares of Common Stock to be delivered on conversion of any shares of Convertible Preferred Stock shall equal the aggregate Stated Value thereof divided by the applicable Conversion Price then in effect, calculated to the nearest 1/100th of a share, subject to Section 4.5. Except as provided in
Section 4.7, the Corporation shall make no payment or adjustment on the account of any unpaid cumulative dividends on the shares of Convertible Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock.

     4.3. If the Corporation shall (a) pay a dividend or make a distribution on its outstanding shares of Common Stock in shares of its Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares, then each Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action had such shares of Convertible Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Section 4.3 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. The Corporation shall give notice to the holders of the Convertible Preferred Stock of any adjustment pursuant to this Section 4.3 (stating the adjusted Conversion Prices and the reasons therefor) not less than ten days prior to the record date for such dividend, distribution, subdivision, combination or reclassification.

     4.4. If the Corporation shall consolidate or merge into or with another corporation, or if the Corporation shall sell or convey to any other person or persons all or substantially all of the assets of the Corporation, or shall issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, each holder of Convertible Preferred Stock then outstanding shall have the right thereafter to convert each share of Convertible Preferred Stock held by him into the kind and amount of shares of stock, other securities, cash and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share might have been converted immediately prior to such consolidation, merger, sale or conveyance, and shall have no other conversion rights. In any such event, effective provision shall be made, in the articles of incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale and conveyance so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the conversion rights of the shares of the Convertible Preferred Stock shall thereafter be made applicable.

     4.5. In connection with the conversion of any shares of the Convertible Preferred Stock hereunder, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to a like fraction of an amount equal to the closing sales price (the "Closing Price") of a share of the Corporation's Common Stock on the Nasdaq National Market System (or, if that shall not be the principal market on which the Common Stock shall be trading or quoted, then on such principal market) on the business day next preceding the Conversion Date.

     4.6. The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation issuable upon the conversion of that number of shares of the Convertible Preferred Stock permitted to be converted into Common Stock hereunder.

     4.7. (a) In the event that the average of the Closing Prices of the Common Stock, over any 180 consecutive trading day period ending within 15 days of the date of the notice provided for in Section 4.7(b) (each such Closing Price having been adjusted in proportion to any adjustment in the Conversion Prices made after the date of such Closing Price), exceeds 135% of the Series A Conversion Price then in effect, the Corporation may, at its option, require the holders of all, but not less than all, of the issued and outstanding shares of Series A Stock to convert such shares into Common Stock of the Corporation at the Series A Conversion Price.

           (b) Not less than ten nor more than sixty days prior to the date fixed for mandatory conversion of the Series A Stock pursuant to Section 4.7(a) ("Mandatory Conversion"), notice by mail, postage prepaid, shall be given to each holder of shares of Convertible Preferred Stock required to be converted. On or after the date fixed for Mandatory Conversion, as stated in such notice, each holder of the shares required to be converted shall surrender his certificate(s) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive the shares of Common Stock deliverable upon conversion plus any accrued and any unpaid dividends on such shares of Convertible Preferred Stock. If such notice of Mandatory Conversion shall have been duly given, and if, on the date fixed for Mandatory Conversion, funds necessary for the payment of dividends, if any, shall be available therefor, then, notwithstanding that the certificates evidencing any shares required to be converted shall not have been surrendered, from and after the date fixed for Mandatory Conversion, dividends with respect to the shares so converted shall cease to accrue, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be holders of the shares of Convertible Preferred Stock, all rights whatsoever with respect to the shares so converted shall forthwith terminate except only the right of the holders to receive the previously accrued dividends without interest thereon and the shares of Common Stock deliverable on conversion, and such holders shall for all purposes be deemed holders of such shares of Common Stock.

     4.8. The issuance of certificates for shares of Common Stock upon the conversion of shares of Convertible Preferred Stock shall be made without charge to the holders of shares of Convertible Preferred Stock for any issue or stamp tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of shares of Convertible Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of shares of Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. If less than all of the shares of Convertible Preferred Stock represented by a certificate surrendered for conversion are converted, the Corporation shall deliver to the holder of such shares a new certificate for the shares not so converted.

     4.9. The Corporation from time to time may reduce either Conversion Price by any amount for any period of time in the discretion of the Board of Directors.

     4.10. No adjustment in either Conversion Price shall be required unless such adjustment would result in an increase or decrease of at least one percent in such Conversion Price as then in effect; provided, however, that any adjustments that by reason of this Section 4.10 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

5.   REDEMPTION

     5.1. (a) The shares of Series A Stock may be redeemed at the option of the Corporation, in whole or in part, upon prior written notice of such redemption given by the Corporation in accordance with Section 5.2 hereof at any time prior to the later of (i) the 120th day after the earliest event constituting a Change in Control and (ii) the 60th day after the consummation of the transaction the announcement of which constituted such Change in Control, at the Change in Control Redemption Price (as hereinafter defined); provided, however, that the Corporation may not, pursuant to this sentence, redeem shares of Series A Stock held by Citadel Holding Corporation, a Delaware corporation ("Citadel"), or any of its affiliates unless, prior to or simultaneously with such redemption, Craig assumes certain obligations of the Corporation as provided in Section 4.1 of the Asset Put and Registration Rights Agreement, dated the Original Issue Date, among the Corporation, Craig, Citadel, and Citadel Acquisition Corp., Inc. (the "Put Agreement"), and provided further that the Corporation may not redeem any shares of Series A Stock pursuant to this sentence after the fifth anniversary of the Original Issue Date. In addition, any or all of the shares of Series A Stock may be redeemed at the option of the Corporation, upon prior written notice of such redemption given by the Corporation in accordance with Section 5.2 hereof, at any time after the fifth anniversary of the Original Issue Date, at the Standard Redemption Price (as hereinafter defined). The "Change in Control Redemption Price" of each share of Series A Stock at any date shall mean an amount equal to the sum of (x) the Stated Value thereof, (y) an accrual on the Stated Value, from the Original Issue Date to the date of redemption, at a percentage per annum (not compounded) equal to eight percent if such redemption is on or before the fourth anniversary of the Original Issue Date or seven percent if thereafter, and (z) all accrued and unpaid dividends thereon to the date fixed for redemption; and the "Standard Redemption Price" of each share of Convertible Preferred Stock at any date shall mean an amount equal to the percentage for such date, as set forth below, of the Stated Value thereof, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption:

Anniversary of Original Issue Date                                                          Percentage
----------------------------------                                                          ----------
On or after the fifth anniversary and until the sixth anniversary                               108%
On or after the sixth anniversary and until the seventh anniversary                             106%
On or after the seventh anniversary and until the eighth anniversary                            104%
On or after the eighth anniversary and until the ninth anniversary                              102%
On or after the ninth anniversary                                                               100%

           (b) (i)   Subject to the provisions hereof, the holders of a majority of the outstanding shares of Series A Stock (the "Requesting Holders") may require that the Corporation purchase all, but (except as otherwise provided in this Section 5.1(b) not less than all, of the outstanding shares of Series A Stock held by the Requesting Holders and those other holders (the "Nonrequesting Holders") who so request as provided below, by notice (the "Holders' Notice") given by the Requesting Holders to the Corporation at any time (A) after 18 months after the Original Issue Date, if at the time of giving such notice the quarterly dividends payable on the Series A Stock as provided in Section 3 hereof are in arrears in an aggregate amount equal to at least four full quarterly dividends (which need not be consecutive, and which may include any quarterly dividend periods on which dividends on the REI-Delaware Preferred Stock were in arrears if not subsequently paid), or (B) within the 90-day period beginning on the fifth anniversary of the Original Issue Date (but not, in the case of this clause (B), after the exercise by Citadel of the Asset Put (as defined in the Put Agreement)), in either case at a redemption price equal to the Stated Value thereof plus all accrued and unpaid dividends thereon to the date fixed for redemption. As promptly as practicable, and in any case within ten days, after receipt of a Holders' Notice, the Corporation shall give a notice to each Nonrequesting Holder, offering to redeem the shares of Series A Stock held by such Nonrequesting Holder on the same terms, and subject to the same limitations, as the shares held by the Requesting Holders, provided such Nonrequesting Holder, within ten days of the Corporation's notice (the "Response Period"), gives notice to the Corporation stating that such Nonrequesting Holder desires to have his shares redeemed. The Nonrequesting Holders who do not elect to have their shares redeemed shall have no subsequent right to require redemption pursuant to this Section 5.1(b)(i).

               (ii) Citadel may require that the Corporation purchase all, but (except as otherwise provided in this Section 5.1(b)) not less than all, of the outstanding shares of Series A Stock owned by it and its affiliates, by notice given by it to the Corporation at any time during the Change in Control Period (but not after the fifth anniversary of the Original Issue Date) at the Change in Control Redemption Price.

               (iii) As promptly as practicable, and in any case within ten days, after the expiration of the Response Period, in the case of a redemption pursuant to Section 5.1(b)(i), or the notice given by Citadel in the case of a redemption pursuant to Section 5.1(b)(ii), the Corporation shall give a notice of redemption pursuant to Section 5.2 and thereafter proceed to effectuate such redemption as promptly as practicable.

               (iv) Notwithstanding the foregoing, if, at the time the Corporation is required to redeem shares of the Series A Stock, the funds of the Corporation legally available for such redemption are insufficient to redeem in full the shares of the Series A Stock required to be redeemed, (A) the Corporation shall utilize the funds legally available to redeem the maximum number of such shares which can be legally redeemed and (B) the remaining such shares shall remain outstanding and not be redeemed.

           (c) The shares of Series B Stock may be redeemed at the option of the Corporation, in whole or in part, at any time after the fifth anniversary of the Original Issue Date, upon prior written notice of such redemption by the Corporation in accordance with Section 5.2, at a per share redemption price equal to the Standard Redemption Price thereof.

           (d) Notwithstanding the foregoing, the Corporation may not, pursuant to Section 5.1(a) or 5.1(c), redeem less than all of the outstanding shares of a series of Convertible Preferred Stock while any additional dividends are accumulated and unpaid on such series pursuant to Section 3 hereof without first declaring and paying all such additional dividends on such series.

           (e) If fewer than all of the outstanding shares of a series of Convertible Preferred Stock are to be redeemed pursuant to this Section 5.1 (other than pursuant to Section 5.1(b)(ii)), such shares shall be redeemed pro rata from each holder of such series of Convertible Preferred Stock (with adjustments to avoid redemptions of fractional shares).

    5.2. (a) Not less than thirty nor more than sixty days prior to the date fixed for redemption, notice by mail, postage prepaid, shall be given to each holder of shares of the Convertible Preferred Stock to be redeemed. The redemption notice shall specify the date of redemption, the certificates to be redeemed, and the applicable redemption price (the "Redemption Price"); but failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed. On or after the date fixed for redemption, as stated in the notice, each holder of the shares called for redemption shall surrender his certificate(s) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price thereof. In case less than all of the shares of Convertible Preferred Stock represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

           (b) Anything herein to the contrary notwithstanding, if notice of redemption shall be given as provided in Section 5.2(a) above and if, on or at any time prior to the date fixed for redemption therein, an amount equal to the Redemption Price times the number of shares of Convertible Preferred Stock called for redemption shall be deposited in trust for the benefit of the holders of the shares of Convertible Preferred Stock called for redemption with a bank or trust company having a combined capital and surplus of at least $50 million according to its last published statement of condition, then, notwithstanding that any certificates for shares of Convertible Preferred Stock so called for redemption shall not have been surrendered for redemption, such shares shall be deemed to be redeemed upon the date fixed for redemption and shall cease to be outstanding for any purpose, the right to receive dividends thereon shall cease to accrue from and after the date fixed for redemption and all rights of the holders of the shares of Convertible Preferred Stock called for redemption shall forthwith on the date fixed for redemption cease and terminate except for the right of the holders thereof, upon presentation and surrender of their respective certificates representing such shares, to receive from such bank or trust company on or after the date fixed for redemption the amount payable upon the redemption thereof, but without interest. The Corporation shall be entitled to any interest payable on the funds so deposited. Any funds so deposited and otherwise unclaimed at the end of three years shall be repaid to the Corporation, after which holders of the redeemed stock shall look only to the Corporation for payment of the amount payable upon redemption thereof, but without interest thereon.

6.  REACQUIRED SHARES

     Any shares of Convertible Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever or surrendered for conversion hereunder shall no longer be deemed to be outstanding and all rights with respect to such shares of stock, including the right, if any, to receive notices, shall forthwith cease except, in the case of stock surrendered for conversion hereunder, rights of the holders thereof to receive Common Stock in exchange therefor. All shares of Convertible Preferred Stock obtained by the Corporation shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Corporation's Articles of Incorporation, or in any other certificates of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

7.   VOTING RIGHTS

     7.1. The holders of the shares of Convertible Preferred Stock shall initially be entitled to cast 9.64 votes per share held on all matters submitted to a vote of the Corporation's stockholders. The number of votes entitled to be cast per share of Convertible Preferred Stock shall be adjusted in inverse proportion to any adjustment in the Conversion Prices.

     7.2. Except as otherwise provided herein or by the NRS, the holders of Convertible Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of the Corporation's stockholders.

     7.3. (a) In the event that the quarterly dividends payable on a series of the Convertible Preferred Stock as provided in Section 3 hereof are in arrears in an aggregate amount equal to at least six full quarterly dividends (which need not be consecutive and which may include any quarterly dividend periods on which dividends on the REI-Delaware Preferred Stock were in arrears if not subsequently paid), the number of directors constituting the Board of

Directors shall be increased by one for each such series so in default and the holders of each series of the Convertible Preferred Stock as to which dividends are so in default shall have, in addition to the rights set forth in Sections 7.1, 7.2 and 7.4 hereof, the special right, voting separately as a single class, to elect one director of the Corporation to fill such newly created directorship at the next succeeding annual meeting of stockholders thereafter or at a special meeting of the holders of such series of the Convertible Preferred Stock called as hereinafter provided, until such right shall terminate as hereinafter provided.

           (b)  At any time when the special voting rights provided in this
Section 7.3 shall have so vested in the holders of a series of the Convertible Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of 25% or more of the number of shares of such series of Convertible Preferred Stock then outstanding shall, call a special meeting of the holders of such series of the Convertible Preferred Stock for the election of the directors, to be held at the place and upon the notice provided by law and in the Corporation's Bylaws for the holding of meetings of stockholders; except that the Secretary shall not be required to call such a special meeting in the case of any such request received less than 90 days before the date fixed for the next annual or other special meeting of stockholders. No such special meeting and no adjournment thereof shall be held on a date less than thirty days before the annual meeting of the stockholders (or a special meeting held in place thereof) next succeeding the time when the holders of such series of the Convertible Preferred Stock become entitled to elect directors as provided in this Section 7.3. The Corporation shall include, in any notice of such meeting, any nominee for director who has been proposed by the holders of 25% or more of the shares of such series of Convertible Preferred Stock then outstanding. The directors so elected shall serve until the next annual meeting or until their respective successors shall be elected and qualified.

           (c) At each meeting of stockholders at which the holders of a series of the Convertible Preferred Stock shall have the right to vote as a class, as provided in this Section 7.3, the presence in person or by proxy of the holders of a majority of the total number of shares of such series of the Convertible Preferred Stock then outstanding shall be necessary and sufficient to constitute a quorum of such class for such election by such stockholders as a class. At any such meeting or adjournment thereof:

                (i) the absence of a quorum of the holders of a series of the Convertible Stock shall not prevent the election of directors other than those to be elected by the holders of such series of the Convertible Preferred Stock and the absence of a quorum of the holders of any other class of stock for the election of such other directors shall not prevent the election of the directors to be elected by the holders of a series of the Convertible Preferred Stock; and

                (ii) in the absence of either or both such quorums, the holders of a majority of the shares present in person or by proxy of the respective class or classes which lack a quorum shall have the power to adjourn the meeting for the election of directors which they are entitled to elect from time to time for a period of up to thirty days without notice, other than announcement at the meeting, until a quorum shall be present.

           (d) Each director elected by the holders of a series of the Convertible Preferred Stock as provided in this Section 7.3 shall hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected by such holders and qualified.

           (e) If any vacancy shall occur among the directors elected by the holders of a series of the Convertible Preferred Stock as provided in this
Section 7.3, such vacancy shall be filled for the unexpired portion of the term by the vote of the stockholders of such series given at a special meeting of such stockholders called for that purpose.

           (f) Whenever all dividends accrued and unpaid on a series of the Convertible Preferred Stock shall have been paid, the special right of the holders of such series of the Convertible Preferred Stock to elect directors as provided in this Section 7.3 shall terminate, but subject always to the same provisions for the vesting of such special right of the holders of such series of Convertible Preferred Stock to elect directors in the case of future unpaid dividends as hereinabove provided.

           (g) Any director elected by the holders of a series of Convertible Preferred Stock may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the outstanding shares of such series.

           (h) Upon any termination of the right of the holders of a series of the Convertible Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by holders of such series shall terminate immediately.

     7.4. The consent of the holders of at least a majority of the outstanding shares of a series of Convertible Preferred Stock, voting separately as a single class, in person or by proxy, either in writing without a meeting or at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) create or issue any shares of a class of capital stock ranking, either as to payment of dividends or distribution of assets, on parity with or senior to such series of Convertible Preferred Stock, (ii) alter or change the preferences, rights, designations or powers of the shares of such series of Convertible Preferred Stock as a class, or the provisions of Article Fourth of the Corporation's Articles of Incorporation, in either case so as to affect such holders adversely, or (iii) increase the total number of authorized shares of Convertible Preferred Stock.

8.   SINKING FUND

     The Corporation shall not be required to maintain any "sinking fund" for the retirement on any basis of the Convertible Preferred Stock.

9.   HOLDERS; NOTICES

     The terms "holder" or "holders" wherever used herein with respect to a holder or holders of shares of Convertible Preferred Stock shall mean the holder or holders of record of such shares as set forth on the stock transfer records of the Corporation. Whenever any notice is required to be given under this Certificate of Designation, such notice may be given personally or by mail. Any notice given to a holder of any share of Convertible Preferred Stock shall be sufficient if given to the holder of record of such share at the last address set forth for such holder on the stock transfer records of the Corporation. Any notice given by mail shall be deemed to have been given when deposited in the United States mail with postage thereon prepaid.

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation as of the 19th day of November, 1999.



                                               --------------------------------
                                               S. Craig Tompkins, President


                                               --------------------------------
                                               S. Craig Tompkins, Secretary





STATE OF CALIFORNIA
                        }ss
COUNTY OF LOS ANGELES


          This instrument was acknowledged before me on November 19, 1999 S. Craig Tompkins as President of Reading Entertainment, Inc.


                                              --------------------------------
                                              Notary Public